UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share Invesco S&P 500 BuyWrite ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-102228

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco S&P 500 BuyWrite ETF, a series of Invesco Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 296 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265) as filed with the Securities and Exchange Commission on August 25, 2023, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Invesco S&P 500 BuyWrite ETF	32-0220538

ITEM 2. EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to the Trust’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 274 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on December 28, 2018.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 280 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on August 27, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 18, 2024

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Adam Henkel
Name:	Adam Henkel
Title:	Secretary